EXHIBIT 99.1

Woodward Vice Chairman and Chief Financial Officer Robert F. Weber, Jr. Announces Plans to Retire in January 2020; Jonathan W. Thayer Named as CFO Successor and as Vice Chairman, Corporate Operations

FORT COLLINS, Colo., Jan. 07, 2019 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced that Robert F. Weber, Jr., Vice Chairman and Chief Financial Officer, 65, has announced his intention to retire effective January 3, 2020, after more than 14 years as the CFO of the company.

“During his time with Woodward, Bob has demonstrated strong leadership and financial excellence, playing a key role in the development of our long term strategy and business priorities,” said Thomas A. Gendron, Woodward Chairman of the Board and Chief Executive Officer. “He has been an outstanding partner and key contributor to Woodward’s growth and success, and we appreciate Bob’s commitment to ensure a smooth transition.”

As part of the company’s succession planning for the Chief Financial Officer role, Jonathan “Jack” W. Thayer, 47, has joined the company effective today as Vice Chairman, Corporate Operations, reporting to Mr. Gendron. Mr. Thayer will also be appointed to Chief Financial Officer on October 1, 2019, the beginning of Woodward’s fiscal year 2020. Mr. Weber will then transition into a senior consultant role supporting Mr. Gendron and the senior leadership team through his January 2020 retirement date.

Mr. Thayer has extensive expertise in corporate finance and strategy, equity offerings, complex M&A transactions, and risk management. He served as Chief Financial Officer of Exelon Corporation (“Exelon”), a Fortune 100 company and energy provider, from 2012 until his appointment in May 2018 to Chief Transformation Officer. Prior to his role at Exelon, Mr. Thayer served as Chief Financial Officer for Constellation Energy Group, Inc. from October 2008 until its acquisition by Exelon in 2012. Prior to Constellation Energy, Mr. Thayer held financial and investment banking positions at Deutsche Bank and SBC Warburg Dillon Read. Mr. Thayer has also been serving as a member of Woodward’s Board of Directors from 2016 until his resignation, which will become effective January 31, 2019, based upon joining the company’s management team.

In Mr. Thayer’s capacity as Vice Chairman, Corporate Operations, he will have direct oversight of the company’s Strategy and Business Development, Human Resources, Legal and Compliance, Corporate Technology, and Information Technology functions.

“Jack is a broad-based business leader, strategist and financial expert, with a decade of CFO experience for Fortune 500 companies. As a Woodward Board Member, he has demonstrated his broad understanding of our markets, operations and the risks of a highly complex industry,” said Tom Gendron. “His experience leading across periods of growth, maturation and disruption will help position Woodward for continued growth and success into the next decade and beyond.”

About Woodward, Inc.
Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Cautionary Statement
Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding Mr. Weber’s expected retirement and transition dates, and the expectation of Mr. Thayer’s appointment to Chief Financial Officer in October 2019. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements are as described in Woodward's Annual Report on Form 10-K for the year ended September 30, 2018.

CONTACT:	Woodward, Inc. Don Guzzardo Vice President, Investor Relations and Treasurer 970-498-3580 don.guzzardo@Woodward.com